Bison Entertainment and Media Group
Unit 1501-2 15F Sino Plaza
255 Gloucester Road, Causeway Bay
Hong Kong F-4

July 10, 2019

Cinedigm Corp.
45 W. 36th St
7th Floor
New York, New York 10018

Bison Entertainment and Media Group (“Bison”), together with its affiliates, is a majority shareholder of the outstanding Class A common stock of Cinedigm Corp. (the “Company”). Bison is providing this letter in connection with your audit of the consolidated financial statements as and for the year ended March 31, 2019.

We affirm, as of the date of this letter, that Bison, in its capacity as majority shareholder, will continue to provide financial support to the Company, if necessary, for any operating cash shortfalls until July 2020.

Sincerely,

BISON ENTERTAINMENT AND MEDIA GROUP

By: __/s/ Peixin Xu_________________________
Name: Peixin Xu
Title: Director

4830-9380-7004v.1